EXHIBIT 4.5


 [front of Certificate]


 NUMBER          APARTMENT INVESTMENT AND MANAGEMENT COMPANY         SHARES
 A


   CLASS A                                                       CLASS A
 COMMON STOCK                                                  COMMON STOCK



 This certificate is transferable in
  Boston, MA or New York, NY                        CUSIP  03748R  10  1
                                                 See reverse for certain
                                               definitions and restrictions

            INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

 This Certifies that

 is the owner of

  FULLY-PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, OF $.01 PAR VALUE, OF

 Apartment Investment and Management Company, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

                                                   /s/ Terry Considine
                                                   CHIEF EXECUTIVE OFFICER
             [SEAL]
                             /s/ Joel Bonder       /s/ Peter K. Kompaniez
                                SECRETARY                PRESIDENT


 COUNTERSIGNED AND REGISTERED:
             BANKBOSTON, N.A.

                     TRANSFER AGENT
                      AND REGISTRAR,
 by        [Signature]

                   AUTHORIZED SIGNATURE

 [back of Certificate]

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY

   The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its Transfer Agent, BankBoston, N.A., c/o Boston EquiServe, L.P., Shareholder Services, 150 Royall Street, Canton, MA 02021.

   The shares of Class A Common Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class A Common Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Amended and Restated Certificate of Incorporation ("Certificate"). Any Person that attempts to Beneficially Own shares of Class A Common Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Certificate, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the transfer of the shares of Class A Common Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.

   The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM - as tenants in common   UNIF GIFT MIN ACT - ____ Custodian ________
  TEN ENT - as tenants by the
            entireties                              (Cust)            (Minor)
  JT TEN  - as joint tenants with
            right of survivorship              under Uniform Gifts to Minors
           and not as tenants in common                  Act _________
                                                 (State)

  Additional abbreviations may also be used though not in the above list.


 For Value received _______________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE        ___________________________________
 ___________________________________________________________________________
     (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN) _____________________________________________________________________Shares
 of the Class A Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint __________________________________________________________________ Attorney
 to transfer the said stock on the books of the within-named Corporation with full power of substitution in the promises.
 Dated: ____________________         _______________________________________
                                     SIGNATURE
 SIGNATURE(S) GUARANTEED
 NOTICE: THE SIGNATURE(S) OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

 BY _______________________
 NOTICE: THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17AD-15.